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                                                                    EXHIBIT 4.14

                              Dated 27th July 2004

                               Mr. WONG TOE YEUNG

                                       and

                            NAM TAI ELECTRONICS, INC.

                      -------------------------------------

                             SUPPLEMENTAL AGREEMENT

                        Relating to the Sale and Purchase
                      of the entire issued share capital of
                               JASPER ACE LIMITED
                      -------------------------------------

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THIS SUPPLEMENTAL AGREEMENT is dated 27th JULY, 2004 and is made

BETWEEN

(1) MR. WONG TOE YEUNG (I.D. Card Number A322103(5)) of 39th Floor, Tower 6, The Leighton Hill, 2B Broadwood Road, Hong Kong ("MR. WONG"); and

(2) NAM TAI ELECTRONICS, INC., an International Business Company incorporated in the British Virgin Islands having its registered office at McW. Todman & Co., McNamara Chambers, P.O. Box 3342, Road Town, Tortola, the British Virgin Islands ("NTEI")

WHEREAS:

(A) By an agreement made between Mr. Wong and NTEI dated March 31st, 2004 ("the JA Agreement"), Mr. Wong has agreed to sell and NTEI has agreed to acquire the entire issued share capital of JA.

(B)   The JA Agreement was completed on April 21st, 2004.

(C) Pursuant to the JA Agreement, Mr. Wong and NTEI have agreed that the number of Namtai Common Stock issued to Top Scale has to be adjusted if :-

      (a) the audited net profit of Huizhou TCL for the year ended 31st December 2003 is less than US$100,305,690, and/or

      (b) the Adjusted IPO Benchmark Valuation is less than the Benchmark Valuation.

(D) It is likely that the Adjusted IPO Benchmark Valuation will be less than the Benchmark Valuation.

(E) Mr. Wong and NTEI have therefore agreed to adjust the number of Namtai Common Stock pursuant to the terms and conditions of this Supplemental Agreement in full and final settlement of any possible adjustment to be made pursuant to Clause 4.2(c) of the JA Agreement.

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BY WHICH IT IS AGREED as follows:-

1.    Definitions and Interpretation

      In this Supplemental Agreement, unless the context requires otherwise, terms defined in the JA Agreement shall have the same meaning when used herein.

2.    Adjustment of Consideration

2.1 In full and final settlement of any possible adjustment of Consideration to be made pursuant to Clause 4.2(c) of the JA Agreement, Mr. Wong and NTEI have agreed to use a P/E multiple of 10 times for the purpose of calculating the adjustment to the Consideration pursuant to Clause 2.2 hereof.

2.2 The Consideration shall be adjusted in accordance with the following formula:-

      The amount of
      adjustment to               = (US$100,305,690) x (14-10) x 5.967%
      the Consideration
                                  = US$23,940,962.09 ("the Adjustment")

2.3 Mr. Wong and NTEI have agreed that the Adjustment shall be satisfied by the cancellation of the following number of shares of the Namtai Common Stock on July 31st, 2004, which shares were issued to Top Scale pursuant to Clause 4.1(c) of the JA Agreement:-

      Number of shares of    US$23,940,962.09
      Namtai Common Stock = ------------------
      to be cancelled            US$24.6

                          = 973,209.8 (rounding to the nearest whole number)

                          = 973,210 ("the Adjusted Namtai Common Stock")

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3.    Cancellation of the Adjusted Namtai Common stock

3.1 Mr. Wong shall immediately upon signing of this Supplemental Agreement deliver to NTEI the original share certificate in relation to the Namtai Common Stock.

3.2 NTEI shall arrange for cancellation of the Adjusted Namtai Common Stock on July 31st , 2004 and shall within 14 days thereafter issue a new share certificate to Top Scale for the remaining 1,416,764 shares of Namtai Common Stock.

4.    The JA Agreement

      Save and except for Clause 4.2(c) of the JA Agreement as varied herein, this Supplemental Agreement shall not affect other terms of the JA Agreement which shall continue to be valid and of full effect.

5.    Law and Jurisdiction

5.1   Governing Law

      This Supplemental Agreement is governed by and will be construed in accordance with Hong Kong law.

5.2   Hong Kong Jurisdiction

      The parties submit to the non-exclusive jurisdiction of the Hong Kong courts and each party waives any objection to proceedings in Hong Kong on the grounds of venue or inconvenient forum.

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EXECUTED by the parties in Macau Special Administrative Region of the People's
Republic of China.

MR. WONG TOE YEUNG        )
                          )           __________________________

Witnessed by

________________________

Name  :
Title :

For and on behalf of      )
                          )
NAM TAI ELECTRONICS, INC. )
                          )
By MR. KOO MING KOWN      )           ___________________________

Witnessed by

________________________

Name  :
Title :

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